Exhibit 4.1

CONFORMED COPY

AGENCY AGREEMENT

DATED 23 APRIL 2008

NYSE EURONEXT

€750,000,000

5.375 per cent. Notes due 2015

CONTENTS

Clause		Page
1.	Interpretation	3
2.	Definitions	3
3.	Appointment of Paying Agents	7
4.	Authentication and Delivery of Notes	8
5.	Payment to the Fiscal Agent	8
6.	Notification of Non-payment by the Issuer	9
7.	Duties of the Paying Agents	9
8.	Reimbursement of the Paying Agents	10
9.	Notice of any Withholding or Deduction	10
10.	Duties of the Fiscal Agent in connection with Optional Redemption and Redemption for Taxation Reasons	10
11.	Publication of Notices	10
12.	Cancellation of Notes and Coupons	10
13.	Issue of Replacement Notes and Coupons	11
14.	Records and Certificates	12
15.	Copies of this Agreement Available for Inspection	12
16.	Commissions and Expenses	13
17.	Indemnity	13
18.	Repayment by Fiscal Agent	13
19.	Conditions of Appointment	13
20.	Communication with Paying Agents	14
21.	Termination of Appointment	14
22.	Meetings of Noteholders	16
23.	Notices	17
24.	Taxes and Stamp Duties	18
25.	Counterparts	18
26.	Descriptive Headings	18
27.	Governing law and Submission to Jurisdiction	18
28.	Amendments	19
29.	Third Party Rights	19

Schedule

1.	Forms of the Global Notes	20
	Part 1 Form of the Temporary Global Note	20
	Part 2 Form of the Permanent Global Note	30
2.	Form of Definitive Note and Coupon and Conditions of the Notes	36
	Part 1 Form of Definitive Note and Coupon	36
	Part 2 Conditions of the Notes	41
3.	Provisions for Meetings of Noteholders	2

THIS AGREEMENT is dated 23 April 2008 and made

BETWEEN:

(1)	NYSE Euronext (the Issuer);

(2)	Citibank, N.A., London Branch;

(3)	Dexia Banque Internationale à Luxembourg, société anonyme; and

(4)	ABN AMRO Bank N.V.

WHEREAS:

(A)	The Issuer has agreed to issue €750,000,000 5.375 per cent. Notes due 2015 (the Notes which expression shall include, unless the context otherwise requires, any further Notes issued pursuant to Condition 13 and forming a single series with the Notes).

(B)	The Notes will be issued in bearer form in the denomination of €50,000 each with interest coupons (Coupons) attached.

(C)	The Notes will initially be represented by a temporary Global Note (the Temporary Global Note) in or substantially in the form set out in Part 1 of Schedule 1 which will be exchanged in accordance with its terms for a permanent Global Note (the Permanent Global Note and, together with the Temporary Global Note, the Global Notes) in or substantially in the form set out in Part 2 of Schedule 1.

(D)	The definitive Notes and Coupons will be in or substantially in the respective forms set out in Part 1 of Schedule 2. The Conditions of the Notes (the Conditions) will be in or substantially in the form set out in Part 2 of Schedule 2.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	Words and expressions defined in the Conditions and not otherwise defined in this Agreement shall have the same meanings when used in this Agreement.

1.2	References in this Agreement to principal and/or interest shall include any additional amounts payable pursuant to Condition 7 and, so far as the context permits, references to principal shall also include any premium payable pursuant to Condition 6.3.

2.	DEFINITIONS

2.1	As used in this Agreement and in the Conditions:

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Euroclear means Euroclear Bank S.A./N.V.;

Executive Officer of the Issuer means an executive officer of the Issuer, including the Chief Executive Officer, the Chief Financial Officer or any person who holds the title of “Group Executive Vice President” or an equivalent title;

Fiscal Agent, Paying Agents and Replacement Agent mean and include each Fiscal Agent, Paying Agent and Replacement Agent from time to time appointed to exercise the powers and undertake the duties conferred and imposed upon it by this Agreement and notified to the Noteholders under clause 21;

Material Subsidiary means at any time a Subsidiary of the Issuer:

(a)	whose total revenues (consolidated in the case of a Subsidiary which itself has Subsidiaries) or whose total assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent in each case (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of the Issuer and its Subsidiaries relate, are equal to) not less than 10 per cent. of the consolidated total revenues of the Issuer, or, as the case may be, consolidated total assets, of the Issuer and its Subsidiaries taken as a whole, all as calculated respectively by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated accounts of the Issuer and its Subsidiaries, provided that in the case of a Subsidiary of the Issuer acquired after the end of the financial period to which the then latest audited consolidated accounts of the Issuer and its Subsidiaries relate, the reference to the then latest audited consolidated accounts of the Issuer and its Subsidiaries for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by the Issuer;

(b)	to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (b) on the date on which the consolidated accounts of the Issuer and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (a) above or, prior to or after such date, by virtue of any other applicable provision of this definition; or

(c)

to which is transferred an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest audited consolidated accounts of the Issuer and its Subsidiaries relate, generate total revenues equal to) not less than 10 per cent. of the consolidated total revenues of the Issuer, or represent (or, in the case aforesaid, are equal to) not less than 10 per cent. of the consolidated total assets of the Issuer and its Subsidiaries taken as a whole, all as calculated as referred to in subparagraph (a) above, provided that the transferor Subsidiary (if a Material Subsidiary) shall upon such transfer forthwith cease to be a Material Subsidiary unless immediately following such transfer its undertaking and assets generate (or, in the case aforesaid, generate total revenues equal to) not less than 10 per cent. of the consolidated total revenues of the Issuer, or its assets represent (or, in the case aforesaid, are equal to) not less than 10 per cent. of the consolidated total assets of the Issuer and its Subsidiaries taken as a whole, all as calculated as referred to in subparagraph (a) above, and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (c) on the date on which the consolidated accounts of the Issuer and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (a) above or, prior to or after such date, by virtue of any other applicable provision of this definition.

For the purposes of this definition:

(a)	if there shall not at any time be any relevant audited consolidated accounts of the Issuer and its Subsidiaries, references thereto herein shall be deemed to be references to a consolidation (which need not be audited) by the Issuer of the relevant audited accounts of the Issuer and its Subsidiaries;

(b)	if, in the case of a Subsidiary which itself has Subsidiaries, no consolidated accounts are prepared and audited, its consolidated total revenues and consolidated total assets shall be determined on the basis of pro forma consolidated accounts (which need not be audited) of the relevant Subsidiary and its Subsidiaries prepared for this purpose by the Issuer;

(c)	if (i) any Subsidiary shall not in respect of any relevant financial period for whatever reason produce audited accounts or (ii) any Subsidiary shall not have produced at the relevant time for the calculations required pursuant to this definition audited accounts for the same period as the period to which the latest audited consolidated accounts of the Issuer and its Subsidiaries relate, then there shall be substituted for the purposes of this definition the management accounts of such Subsidiary for such period;

(d)	where any Subsidiary is not wholly owned by the Issuer there shall be excluded from all calculations all amounts attributable to minority interests;

(e)	in calculating any amount all amounts owing by or to the Issuer and any Subsidiary to or by the Issuer and any Subsidiary shall be excluded; and

(f)	in the event that accounts of any companies being compared are prepared on the basis of different generally accepted accounting principles, there shall be made such adjustments to any relevant financial items as are necessary to achieve a true and fair comparison of such financial items.

A report by an Executive Officer of the Issuer that in its opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary, shall (in the absence of manifest error), be conclusive and binding on all parties;

outstanding means in relation to the Notes all the Notes issued other than:

(a)	those Notes which have been redeemed and cancelled pursuant to Condition 6 or otherwise pursuant to the Conditions;

(b)	those Notes in respect of which the date for redemption under the Conditions has occurred and the redemption moneys wherefore (including all interest payable thereon) have been duly paid to the Fiscal Agent in the manner provided in clause 5 (and, where appropriate, notice to that effect has been given to the Noteholders under Condition 11) and remain available for payment of the relevant Notes and/or Coupons;

(c)	those Notes which have been purchased and cancelled under Condition 6;

(d)	those Notes which have become void under Condition 8;

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 10;

(f)	(for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 10; and

(g)	the Temporary Global Note to the extent that it has been duly exchanged for the Permanent Global Note and the Permanent Global Note to the extent that it has been exchanged for the relative Notes in definitive form in each case pursuant to their respective provisions, provided that for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the Noteholders or any of them; and

(ii)	the determination of how many and which Notes are for the time being outstanding for the purposes of paragraphs 4, 7, and 9 of Schedule 3,

those Notes (if any) which are for the time being held by any person (including but not limited to, the Issuer or any of its Subsidiaries) for the benefit of the Issuer or any of its Subsidiaries shall (unless and until ceasing to be so held) be deemed not to remain outstanding; and

specified office means the offices specified in clause 23 or any other specified offices as may from time to time be duly notified pursuant to clause 23.

2.2	(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, restatement or novation and amended is to be construed accordingly;

(ii)	a person includes any individual, company, unincorporated association, government, state agency, international organisation or other entity;

(iii)	the records of Euroclear and Clearstream, Luxembourg shall be the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customer’s interest in the Notes;

(iv)	a provision of a law is a reference to that provision as extended, amended or re-enacted;

(v)	a clause or schedule is a reference to a clause of, or a schedule to, this Agreement;

(vi)	a person includes its successors and assigns;

(vii)	a document is a reference to that document as amended from time to time; and

(viii)	a time of day is a reference to London time;

(b)	The headings in this Agreement do not affect its interpretation;

(c)	All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof; and

(d)	All references in this Agreement to Notes shall, unless the context otherwise requires, include any Global Note representing the Notes.

3.	APPOINTMENT OF PAYING AGENTS

3.1	The Issuer appoints, on the terms and subject to the conditions of this Agreement:

(a)	Citibank, N.A., London Branch as fiscal and principal paying agent (the Fiscal Agent) in respect of the Notes;

(b)	Dexia Banque International à Luxembourg, société anonyme as paying agent (the Luxembourg Paying Agent) for the payment of principal of, and interest on, the Notes; and

(c)	ABN AMRO Bank N.V. as paying agent (together with the Fiscal Agent and the Luxembourg Paying Agent, the Paying Agents) for the payment of principal of, and interest on, the Notes,

in each case acting at its specified office.

3.2	The Fiscal Agent undertakes to the Issuer that it will, in connection with the issue of the Notes, perform the duties which are stated to be performed by it in Schedule 4. Each of the Paying Agents (other than the Fiscal Agent) agrees that if any information that is required by the Fiscal Agent to perform the duties set out in Schedule 4 becomes known to it, it will promptly provide such information to the Fiscal Agent.

3.3	The Issuer hereby authorises and instructs the Fiscal Agent to elect Clearstream, Luxembourg as common safekeeper. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper and agrees that no liability shall attach to the Fiscal Agent in respect of any such election made by it.

3.4	The obligations of the agents under this Agreement are several and not joint.

4.	AUTHENTICATION, EFFECTUATION AND DELIVERY OF NOTES

4.1	The Issuer undertakes that the Permanent Global Note (duly executed on behalf of the Issuer) will be available to be exchanged for interests in the Temporary Global Note in accordance with the terms of the Temporary Global Note.

4.2	If a Global Note is to be exchanged in accordance with its terms for definitive Notes, the Issuer undertakes that it will deliver to, or to the order of, the Fiscal Agent, as soon as reasonable practicable and in any event not later than 15 days before the relevant exchange is due to take place, definitive Notes (with Coupons attached) in an aggregate principal amount of €750,000,000 or such lesser amount as is the principal amount of Notes represented by the Global Note to be issued in exchange for the Global Note. Each definitive Note and Coupon so delivered shall be duly executed on behalf of the Issuer.

4.3	The Issuer authorises and instructs the Fiscal Agent to (i) authenticate the Global Notes and any definitive Notes delivered pursuant to subclause 4.2, (ii) transmit such Global Notes electronically to the common safekeeper and to give effectuation instructions in respect of the Global Notes following its authentication thereof and (iii) instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the Notes. The Issuer further authorises and instructs the Fiscal Agent to destroy each Global Note retained by it following its receipt of confirmation from the common safekeeper that the relevant Global Note has been effectuated.

4.4	The Issuer authorises and instructs the Fiscal Agent to (i) cause interests in the Temporary Global Note to be exchanged for interests in the Permanent Global Note and interests in a Global Note to be exchanged for definitive Notes in accordance with their respective terms and (ii) instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchanges. Following the exchange of the last interest in a Global Note, the Fiscal Agent shall cause the Global Note to be cancelled and destroyed.

4.5	The parties to this Agreement acknowledge that Notes may not be delivered within the United States or its possessions during the restricted period (as defined in the applicable U.S. federal income tax regulations).

4.6	The Fiscal Agent shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that interests in the Temporary Global Note are only exchanged for interests in the Permanent Global Note in accordance with the terms of the Temporary Global Note and this Agreement and that the definitive Notes are issued only in accordance with the terms of a Global Note and this Agreement.

4.7	So long as any of the Notes is outstanding the Fiscal Agent shall, within seven days of any request by the Issuer, certify to the Issuer the number of definitive Notes held by it under this Agreement.

5.	PAYMENT TO THE FISCAL AGENT

5.1

The Issuer shall, not later than 10.00 a.m. (Brussels time) (or by such earlier time as may be determined by the Fiscal Agent in its absolute discretion) on each date on which any payment of principal and/or interest in respect of any of the Notes becomes due under the Conditions, transfer to an account specified by the Fiscal Agent such amount of Euros as shall be sufficient for the purposes of the payment of principal and/or interest in immediately available funds. If the

Fiscal Agent determines in its absolute discretion that payment in accordance with this clause 5 is required to be made earlier, it will provide the Issuer with no less than 21 days’ prior notice in writing of such requirement.

5.2	The Issuer shall ensure that, not later than the second London Business Day immediately preceding the date on which any payment is to be made to the Fiscal Agent pursuant to subclause 5.1, the Fiscal Agent shall receive a copy of an irrevocable payment instruction to the bank through which the payment is to be made. For the purposes of this subclause 5.2, London Business Day means a day on which banks are open for business in London.

6.	NOTIFICATION OF NON-PAYMENT BY THE ISSUER

The Fiscal Agent shall notify by facsimile each of the other Paying Agents forthwith:

(a)	if it has not by the relevant date specified in subclause 5.1 received unconditionally the full amount in Euros required for the payment; and

(b)	if it receives unconditionally the full amount of any sum due in respect of the Notes or Coupons after such date.

The Fiscal Agent shall, at the expense of the Issuer, forthwith upon receipt of any amount as described in subparagraph (b), cause notice of that receipt to be published under Condition.

7.	DUTIES OF THE PAYING AGENTS

7.1	Subject to the payments to the Fiscal Agent provided for by clause 5 being duly made, the Paying Agents shall act as paying agents of the Issuer in respect of the Notes and pay or cause to be paid on behalf of the Issuer, on and after each date on which any payment becomes due and payable, the amounts of principal and/or interest then payable under the Conditions and this Agreement. If any payment provided for by clause 5 is made late but otherwise under the terms of this Agreement the Paying Agents shall nevertheless act as paying agents following receipt by them of payment.

7.2	If default is made by the Issuer in respect of any payment, unless and until the full amount of the payment has been made under the terms of this Agreement (except as to the time of making the same) or other arrangements satisfactory to the Fiscal Agent have been made, neither the Fiscal Agent nor any of the other Paying Agents shall be bound to act as paying agents.

7.3	Without prejudice to subclauses 7.1 and 7.2, if the Fiscal Agent pays any amounts to the holders of Notes or Coupons or to any other Paying Agent at a time when it has not received payment in full in respect of the Notes in accordance with subclause 5.1 (the excess of the amounts so paid over the amounts so received being the Shortfall), the Issuer will, in addition to paying amounts due under subclause 5.1, pay to the Fiscal Agent on demand interest (at a rate which represents the Fiscal Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Fiscal Agent of the Shortfall.

7.4	Whilst any Notes are represented by a Global Note, all payments due in respect of the Notes shall be made to, or to the order of, the holder of the Global Note, subject to and in accordance with the provisions of the Global Note. On the occasion of each payment, the Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect such payment.

7.5	If on presentation of a Note or Coupon the amount payable in respect of the Note or Coupon is not paid in full (otherwise than as a result of withholding or deduction for or on account of any Taxes as permitted by the Conditions) the Paying Agent to whom the Note or Coupon is presented shall procure that the Note or Coupon is enfaced with a memorandum of the amount paid and the date of payment.

8.	REIMBURSEMENT OF THE PAYING AGENTS

The Fiscal Agent shall charge the account referred to in clause 5 for all payments made by it under this Agreement and will credit or transfer to the respective accounts of the other Paying Agents the amount of all payments made by them under the Conditions immediately upon notification from them, subject in each case to any applicable laws or regulations.

9.	NOTICE OF ANY WITHHOLDING OR DEDUCTION

If the Issuer is, in respect of any payment in respect of the Notes, compelled to withhold or deduct any amount for or on account of any Taxes as contemplated by Condition 7, the Issuer shall give notice to the Fiscal Agent as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the Fiscal Agent such information as the Fiscal Agent shall require to enable it to comply with the requirement.

10.	DUTIES OF THE FISCAL AGENT IN CONNECTION WITH OPTIONAL REDEMPTION AND REDEMPTION FOR TAXATION REASONS

10.1	If the Issuer decides to redeem all the Notes for the time being outstanding under Condition 6, it shall give notice of the decision to the Fiscal Agent in accordance with the Conditions.

10.2	The Fiscal Agent shall before or at the same time as it notifies the Noteholders, notify the Issuer, and the other Paying Agents of the serial numbers of any Notes drawn for redemption and shall notify the other Paying Agents of the date fixed for redemption.

10.3	The Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Notes redeemed by the Issuer to reflect such redemptions.

10.4	If any Noteholder elects to exercise its option under Condition 6 to obtain prepayment of any Note before its stated maturity, the Fiscal Agent shall, against surrender of any Note in definitive form, cause to be issued to the holder of the Note a non-transferable receipt evidencing its surrender under the Conditions.

11.	PUBLICATION OF NOTICES

On behalf of and at the request and expense of the Issuer, the Fiscal Agent shall cause to be published all notices required to be given by the Issuer under the Conditions.

12.	CANCELLATION OF NOTES AND COUPONS

12.1

All Notes which are surrendered in connection with redemption, (together with all unmatured Coupons attached to or delivered with Notes) and all Coupons which are paid shall be cancelled by the Paying Agent to which they are surrendered. Each of the Paying Agents shall give to the Fiscal Agent details of all payments made by it and shall deliver all cancelled Notes and Coupons to the Fiscal Agent (or as the Fiscal Agent may specify). Where Notes are purchased by or on behalf of the Issuer or any of its Subsidiaries, the Issuer shall immediately notify the Fiscal Agent of the principal amount of those Notes it has purchased and shall procure that the Notes (together with all unmatured Coupons appertaining to the Notes) are promptly cancelled and delivered to the Fiscal Agent or its authorised agent.

12.2	The Fiscal Agent or its authorised agent shall (unless otherwise instructed by the Issuer in writing and save as provided in subclause 14.1) destroy all cancelled Notes and Coupons and, upon request, furnish the Issuer with a certificate of destruction containing written particulars of the serial numbers of the Notes and the number by maturity date of Coupons so destroyed.

13.	ISSUE OF REPLACEMENT NOTES AND COUPONS

13.1	The Issuer shall cause a sufficient quantity of additional forms of Notes and Coupons to be available, upon request, to the Fiscal Agent or the Paying Agents in Luxembourg and Amsterdam (each a Replacement Agent) at its specified office for the purpose of issuing replacement Notes or Coupons as provided below.

13.2	Each Replacement Agent shall, subject to and in accordance with Condition 10 and the following provisions of this clause, cause to be authenticated (in the case only of replacement Notes) and delivered any replacement Notes or Coupons which the Issuer may determine to issue in place of Notes or Coupons which have been lost, stolen, mutilated, defaced or destroyed.

13.3	In the case of a mutilated or defaced Note, the relevant Replacement Agent shall ensure that (unless otherwise covered by such indemnity as the Issuer may require) any replacement Note only has attached to it Coupons corresponding to those attached to the mutilated or defaced Note which is presented for replacement.

13.4	The relevant Replacement Agent shall obtain verification, in the case of an allegedly lost, stolen or destroyed Note or Coupon in respect of which the serial number is known, that the Note or Coupon has not previously been redeemed or paid. No Replacement Agent shall issue a replacement Note or Coupon unless and until the applicant has:

(a)	paid such expenses and costs as may be incurred in connection with the replacement;

(b)	furnished it with such evidence and indemnity as the Issuer and/or the relevant Replacement Agent may reasonably require; and

(c)	in the case of a mutilated or defaced Note or Coupon, surrendered it to the relevant Replacement Agent.

13.5	A Replacement Agent shall cancel mutilated or defaced Notes or Coupons in respect of which replacement Notes or Coupons have been issued pursuant to this clause and all Notes which are so cancelled shall be delivered by the relevant Replacement Agent to the Fiscal Agent (or as it may specify). The Fiscal Agent shall, upon request, furnish the Issuer with a certificate stating the serial numbers of the Notes or Coupons received by it and cancelled pursuant to this clause and shall, unless otherwise requested by the Issuer, destroy all those Notes and Coupons and, upon request, furnish the Issuer with a destruction certificate containing the information specified in subclause 12.2.

13.6	A Replacement Agent shall, on issuing any replacement Note or Coupon, forthwith inform the Issuer and the other Paying Agents of the serial number of the replacement Note or Coupon issued and (if known) of the serial number of the Note or Coupon in place of which the replacement Note or Coupon has been issued. Whenever replacement Coupons are issued under this clause, the Fiscal Agent shall also notify the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Coupons and of the replacement Coupons issued.

13.7	Whenever a Note or Coupon for which a replacement Note or Coupon has been issued and the serial number of which is known is presented to a Paying Agent for payment, the relevant Paying Agent shall immediately send notice to the Issuer and the Fiscal Agent.

14.	RECORDS AND CERTIFICATES

14.1	The Fiscal Agent shall (a) keep a full and complete record of all Notes and Coupons (other than serial numbers of Coupons) and of their redemption and/or purchase by or on behalf of the Issuer or any of its Subsidiaries, cancellation or payment (as the case may be) and of all replacement Notes or Coupons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes or Coupons and (b) in respect of the Coupons of each maturity, retain until the expiry of ten years from the Relevant Date in respect of the Coupons either all paid Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid. The Fiscal Agent shall at all reasonable times during local business hours make the records and Coupons (if any) available to the Issuer.

14.2	The Fiscal Agent shall (i) instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect all cancellations of Notes represented by a Global Note in accordance with clause 14.1 above and (ii) upon request, give to the Issuer as soon as possible and in any event within four months after the date of redemption, purchase, payment or replacement of a Note or Coupon (as the case may be), a certificate stating (a) the aggregate principal amount of Notes which have been redeemed and the aggregate amount in respect of Coupons which have been paid, (b) the serial numbers of those Notes in definitive form, (c) the total number by maturity date of those Coupons, (d) the aggregate principal amounts of Notes (if any) which have been purchased by or on behalf of the Issuer or any of its Subsidiaries and cancelled (subject to delivery of the Notes to the Fiscal Agent) and the serial numbers of such Notes in definitive form and the total number by maturity date of the Coupons attached to or surrendered with the purchased Notes, (e) the aggregate principal amounts of Notes and the aggregate amounts in respect of Coupons which have been surrendered and replaced and the serial numbers of those Notes in definitive form and the total number by maturity date of those Coupons and (f) the total number by maturity date of unmatured Coupons missing from Notes which have been redeemed or surrendered and replaced and the serial numbers of the Notes in definitive form to which the missing unmatured Coupons appertained.

14.3	The Fiscal Agent shall only be required to comply with its obligations under this clause 14 in respect of Notes surrendered for cancellation following a purchase of the same by the Issuer or by any of its Subsidiaries to the extent that it has been informed by the Issuer of such purchases in accordance with clause 12.1 above.

15.	COPIES OF THIS AGREEMENT AVAILABLE FOR INSPECTION

The Paying Agents shall hold copies of this Agreement and any other documents expressed to be held by them in the Prospectus dated 18 April 2008 issued by the Issuer in relation to the Notes available for inspection at all reasonable times during local business hours. For this purpose, the Issuer shall furnish the Paying Agents with sufficient copies of such documents.

16.	COMMISSIONS AND EXPENSES

16.1	The Issuer shall pay to the Fiscal Agent such commissions in respect of the services of the Paying Agents under this Agreement as shall be agreed between the Issuer and the Fiscal Agent. The Issuer shall not be concerned with the apportionment of payment among the Paying Agents.

16.2	The Issuer shall also pay to the Fiscal Agent an amount equal to any value added tax which may be payable in the United States of America, Belgium, Luxembourg, United Kingdom and in any jurisdiction of incorporation or location of any Paying Agent in respect of the commissions together with all reasonable expenses incurred by the Paying Agents in connection with their services under this Agreement.

16.3	The Fiscal Agent shall arrange for payment of the commissions due to the other Paying Agents and arrange for the reimbursement of their expenses promptly after receipt of the relevant moneys from the Issuer.

16.4	At the request of the Fiscal Agent, the parties to this Agreement may from time to time during the continuance of this Agreement review the commissions agreed initially pursuant to subclause 16.1 with a view to determining whether the parties can mutually agree upon any changes to the commissions.

17.	INDEMNITY

17.1	The Issuer undertakes to indemnify each of the Paying Agents against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by any Paying Agent under this Agreement except as may result from such Paying Agent’s own wilful default, negligence or bad faith or that of its directors, officers or employees or any of them, or breach by such Paying Agent of the terms of this Agreement. Notwithstanding the foregoing, under no circumstances will the Paying Agents be liable to the Issuer or any other party to their Agreement for any consequential loss (being loss of business, goodwill, opportunity or profits), even if advised of the possibility of such loss or damage.

17.2	The indemnity set out above shall survive any termination or expiry of this Agreement.

18.	REPAYMENT BY FISCAL AGENT

Sums paid by or by arrangement with the Issuer to the Fiscal Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Issuer unless and until any Note or Coupon becomes void under the provisions of Condition 8 but in that event the Fiscal Agent shall forthwith repay to the Issuer sums equivalent to the amounts which would otherwise have been payable in respect of the relevant Note or Coupon.

19.	CONDITIONS OF APPOINTMENT

19.1	Subject as provided in subclause 19.3, the Fiscal Agent shall be entitled to deal with money paid to it by the Issuer for the purposes of this Agreement in the same manner as other money paid to a banker by its customers and shall not be liable to account to the Issuer for any interest or other amounts in respect of the money. No money held by any Paying Agent need be segregated except as required by law.

19.2	In acting under this Agreement and in connection with the Notes and the Coupons the Paying Agents shall act solely as agents of the Issuer and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes or the Coupons.

19.3	No Paying Agent shall exercise any right of set-off or lien against the Issuer or any holders of Notes or Coupons in respect of any moneys payable to or by it under the terms of this Agreement.

19.4	Except as otherwise permitted in the Conditions or as ordered by a court of competent jurisdiction or required by law or otherwise instructed by the Issuer, each of the Paying Agents shall be entitled to treat the holder of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or other writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon).

19.5	The Paying Agents shall be obliged to perform such duties and only such duties as are set out in this Agreement and the Notes and no implied duties or obligations shall be read into this Agreement or the Notes against the Paying Agents.

19.6	The Fiscal Agent may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

19.7	Each of the Paying Agents shall be protected and shall incur no liability for or in respect of action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or any document which it believes (acting in good faith) to be genuine and to have been delivered by the proper party or parties or upon written instructions from the Issuer.

19.8	Any of the Paying Agents, their officers, directors or employees may become the owner of, or acquire any interest in, Notes or Coupons with the same rights that it or he would have if the Paying Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or other obligations of the Issuer, as freely as if the Paying Agent were not appointed under this Agreement.

19.9	The Fiscal Agent shall not be under any obligation to take any action under this Agreement which it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

20.	COMMUNICATION WITH PAYING AGENTS

A copy of all communications relating to the subject matter of this Agreement between the Issuer and any of the Paying Agents other than the Fiscal Agent shall be sent to the Fiscal Agent.

21.	TERMINATION OF APPOINTMENT

21.1	The Issuer may terminate the appointment of any Paying Agent at any time and/or appoint additional or other Paying Agents by giving to the Paying Agent whose appointment is concerned and, where appropriate, the Fiscal Agent at least 90 days’ prior written notice to that effect, provided that, so long as any of the Notes is outstanding:

(a)	in the case of a Paying Agent, the notice shall not expire less than 45 days before any due date for the payment of interest; and

(b)	notice shall be given under Condition 11 at least 30 days before the removal or appointment of a Paying Agent.

21.2	Notwithstanding the provisions of subclause 22.1, if at any time a Paying Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a public officer takes charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation, the Issuer may forthwith without notice terminate the appointment of the Paying Agent in which event notice shall be given to the Noteholders under Condition 11 as soon as is practicable.

21.3	The termination of the appointment of a Paying Agent under this Agreement shall not entitle the Paying Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

21.4	All or any of the Paying Agents may resign their respective appointments under this Agreement at any time by giving to the Issuer and, where appropriate, the Fiscal Agent at least 90 days’ prior written notice to that effect provided that, so long as any of the Notes is outstanding, the notice shall not expire less than 45 days before any due date for the payment of interest. Following receipt of a notice of resignation from a Paying Agent, the Issuer shall promptly, and in any event not less than 30 days before the resignation takes effect, give notice to the Noteholders under Condition 11. If the Fiscal Agent shall resign or be removed pursuant to subclauses 21.1 or 21.2 above or in accordance with this subclause 21.4, the Issuer shall promptly and in any event within 30 days of such written notice being given appoint a successor (being a leading bank acting through its office in London). If the Issuer fails to appoint a successor within such period, the Fiscal Agent may select a leading bank acting through its office in London to act as Fiscal Agent hereunder and the Issuer shall appoint that bank as the successor Fiscal Agent.

21.5	Notwithstanding the provisions of subclauses 21.1, 21.2 and 21.4, so long as any of the Notes is outstanding, the termination of the appointment of a Paying Agent (whether by the Issuer or by the resignation of the Paying Agent) shall not be effective unless upon the expiry of the relevant notice there is:

(a)	a Fiscal Agent;

(b)	at least one Paying Agent (which may be the Fiscal Agent) having its specified office in a European city which so long as the Notes are (i) listed on the Luxembourg Stock Exchange, shall include Luxembourg and (ii) admitted to listing and trading on Euronext Amsterdam by NYSE Euronext shall include Amsterdam;

(c)	a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; and

(d)	so long as the Notes are (i) listed on the Luxembourg Stock Exchange, a Replacement Agent in Luxembourg and (ii) admitted to listing and trading on Euronext Amsterdam by NYSE Euronext, a Replacement Agent in Amsterdam.

21.6	Any successor Paying Agent shall execute and deliver to its predecessor, the Issuer and, where appropriate, the Fiscal Agent an instrument accepting the appointment under this Agreement, and the successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as a Paying Agent.

21.7	If the appointment of a Paying Agent under this Agreement is terminated (whether by the Issuer or by the resignation of the Paying Agent), the Paying Agent shall on the date on which the termination takes effect deliver to its successor Paying Agent (or, if none, the Fiscal Agent) all Notes and Coupons surrendered to it but not yet destroyed and all records concerning the Notes and Coupons maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Paying Agent (or, if none, to the Fiscal Agent) the amounts (if any) held by it in respect of Notes or Coupons which have become due and payable but which have not been presented for payment, but shall have no other duties or responsibilities under this Agreement.

21.8	If the Fiscal Agent or any of the other Paying Agents shall change its specified office, it shall give to the Issuer and, where appropriate, the Fiscal Agent not less than 45 days’ prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter and in any event at least 30 days before the change, the Fiscal Agent shall give to the Noteholders on behalf of and at the expense of the Issuer notice of the change and the address of the new specified office under Condition 11.

21.9	A corporation into which any Paying Agent for the time being may be merged or converted or a corporation with which the Paying Agent may be consolidated or a corporation resulting from a merger, conversion or consolidation to which the Paying Agent shall be a party shall, to the extent permitted by applicable law, be the successor Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notice of any merger, conversion or consolidation shall forthwith be given to the Issuer and, where appropriate, the Fiscal Agent.

22.	MEETINGS OF NOTEHOLDERS

22.1	The provisions of Schedule 3 shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement provided that, so long as any of the Notes are represented by a Global Note, the expression Noteholders shall include the persons for the time being shown in the records of Euroclear Bank S.A./N.V., (Euroclear) and/or Clearstream Banking, société anonyme (Clearstream, Luxembourg), as the holders of a particular principal amount of such Notes (each an Accountholder) (in which regard a certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding) for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested as against the Issuer solely in the bearer of each Global Note in accordance with and subject to its terms, and the expressions holder and holders shall be construed accordingly and the expression Notes shall mean units of €50,000 principal amount of Notes.

22.2	Without prejudice to subclause 22.1, each of the Paying Agents shall, on the request of any holder of Notes, issue voting certificates and block voting instructions (as defined in Schedule 3) together, if so required by the Issuer, with reasonable proof satisfactory to the Issuer of their due execution on behalf of the Paying Agent under the provisions of Schedule 3 and shall forthwith give notice to the Issuer under Schedule 3 of any revocation or amendment of a voting certificate or block voting instruction. Each Paying Agent shall keep a full and complete record of all voting certificates and block voting instructions issued by it and shall, not less than 24 hours before the time appointed for holding any meeting or adjourned meeting, deposit at such place as the Fiscal Agent shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of any meeting or adjourned meeting.

23.	NOTICES

Any notice required to be given under this Agreement to any of the parties shall be in English and shall be delivered in person, sent by pre-paid post (first class if inland, first class airmail if overseas), by facsimile or, if to the Issuer, by electronic communication, addressed to:

The Issuer:	NYSE Euronext 11 Wall Street New York, New York 10005

	Facsimile No:	+1 (212) 656 3939 / +1 (212) 656 4399

	Email Address:	jhalvey@nyx.com / pmatsumoto@nyx.com

	(Attention:	John K. Halvey, Group Executive Vice President, General Counsel and Secretary / Philippe Matsumoto, Treasurer )

The Fiscal Agent:	Citibank, N.A., London Branch 21st Floor, Citigroup Centre Canada Square Canary Wharf London E14 5LB

	Facsimile No:	+44 20 7508 3872/3878

	(Attention:	Bond Desk)

The other Paying Agents:	Dexia Banque Internationale à Luxembourg, société anonyme 69, route d’Esch L-2953 Luxembourg

	Facsimile No:	+352 45 90 42 27

	(Attention:	Biagio Grasso, New Issues Department, Transaction Execution Group)

ABN AMRO Bank N.V. Kemelstede 2 4817 ST Breda The Netherlands

	Facsimile No:	+31 10 2644659

	(Attention:	Debitrices)

or such other address of which notice in writing has been given to the other parties to this Agreement under the provisions of this clause.

Any such notice shall take effect, if delivered in person, at the time of delivery, if sent by post, three days in the case of inland post or seven days in the case of overseas post after despatch, in the case of an electronic communication, when the relevant receipt of such communication being read is given or where no read receipt is requested by the sender, if no delivery failure notification is received by the sender within 24 hours of sending such communication, and, in the case of facsimile, 24 hours after the time of despatch, provided that in the case of a notice given by facsimile transmission or an electronic communication such notice shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice given by facsimile or electronic communication.

24.	TAXES AND STAMP DUTIES

The Issuer agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement by the Paying Agent.

25.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

26.	DESCRIPTIVE HEADINGS

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

27.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

27.1	The provisions of this Agreement are governed by, and shall be construed in accordance with, English law.

27.2	Subject to subclause 27.4 below, the Issuer irrevocably agrees for the benefit of the Paying Agents that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and accordingly submit to the exclusive jurisdiction of the English courts.

27.3	The Issuer waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

27.4	The Paying Agents may take any suit, action or proceeding arising out of or in connection with this Agreement (together referred to as Proceedings) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

27.5	The Issuer irrevocably and unconditionally appoints Clifford Chance Secretaries Limited at its registered office for the time being as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of it ceasing so to act it will appoint such other person with a registered office in London as its agent for that purpose.

27.6	The Issuer:

(a)	agrees to procure that, so long as any of the Notes remain liable to prescription, there shall be in force an appointment of such a person with an office in London with authority to accept service as aforesaid;

(b)	agrees that failure by any such person to give notice of such service of process to the Issuer shall not impair the validity of such service or of any judgment based thereon; and

(c)	agrees that nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

28.	AMENDMENTS

This Agreement may be amended by all of the parties, without the consent of any Noteholder or Couponholder, either:

(a)	for the purpose of curing any ambiguity or of curing, correcting or supplementing any manifest or proven error or any other defective provision contained in this Agreement; or

(b)	in any other manner which the parties may mutually deem necessary or desirable and which shall not be inconsistent with the Conditions and shall not, in the sole opinion of the Issuer, be materially prejudicial to the interests of the Noteholders.

29.	THIRD PARTY RIGHTS

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of any person which exists apart from that Act.

SIGNED by each of the parties (or their duly authorised representatives) on the date which appears first on page 1.

SCHEDULE 1

FORMS OF THE GLOBAL NOTES

PART 1

FORM OF THE TEMPORARY GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NYSE Euronext

TEMPORARY GLOBAL NOTE

€750,000,000

5.375 per cent. Notes due 2015

This temporary Global Note is issued in respect of the €750,000,000 5.375 per cent. Notes due 2015 (the Notes) of NYSE Euronext (the Issuer). The Notes are issued subject to and with the benefit of an Agency Agreement (the Agency Agreement) dated 23 April 2008, between, among others, the Issuer and Citibank, N.A., London Branch as Fiscal Agent (the Fiscal Agent) and the Conditions of the Notes (the Conditions) set out in Part 2 of Schedule 2 to the Agency Agreement.

1.	PROMISE TO PAY

Subject as provided in this temporary Global Note, the Issuer, for value received, promises to pay the bearer of this temporary Global Note the sum of €750,000,000 (seven hundred and fifty million euros) or such lesser sum as is equal to the principal amount of the Notes represented by this temporary Global Note or such other amounts as are expressed to be payable in respect of the Notes represented by this temporary Global Note on early redemption of the Notes on 30 June 2015 or on such earlier date as the principal or other amounts in respect of this temporary Global Note may become due under the Conditions and to pay interest on the principal sum for the time being outstanding at the rate of 5.375 per cent. per annum from 23 April 2008 payable annually in arrear on 30 June in each year until payment of the principal sum has been made or duly provided for in full together with any other amounts as may be payable, all subject to and under the Conditions.

The principal amount of Notes represented by this temporary Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (together the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this temporary Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the principal amount of Notes represented by this temporary Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this temporary Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

2.	EXCHANGE FOR PERMANENT GLOBAL NOTE AND PURCHASES

The permanent Global Note to be issued on exchange for interests in this temporary Global Note will be substantially in the form set out in Part 2 of Schedule 1 to the Agency Agreement.

Subject as provided below, the permanent Global Note will only have an entry made to represent definitive Notes after the date which is 40 days after the closing date for the Notes (the Exchange Date).

Interests in this temporary Global Note may be exchanged for interests recorded in the records of the relevant Clearing Systems in a duly executed and authenticated permanent Global Note without charge, in full or partial exchange for this temporary Global Note, in order that the permanent Global Note represents an aggregate principal amount of Notes equal to the principal amount of this temporary Global Note submitted for exchange. Notwithstanding the foregoing, no such exchange shall be made unless there shall have been presented to the Fiscal Agent or such other person as the Fiscal Agent may direct (the Exchange Agent) by a relevant Clearing System a certificate (substantially in the form of Schedule 2 hereto) to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership from such person, substantially in the form of Schedule 1 hereto, or in such other form required by it.

Notwithstanding the foregoing, where this temporary Global Note has been exchanged in part for the permanent Global Note pursuant to the foregoing and definitive Notes have been issued in exchange for the total amount of Notes represented by the permanent Global Note pursuant to its terms, then interests in this temporary Global Note will no longer be exchangeable for interests in the permanent Global Note but will be exchangeable, in full or partial exchange, for duly executed and authenticated definitive Notes, without charge, in the denomination of €50,000 each with interest coupons attached, such definitive Notes to be substantially in the form set out in Part 1 of Schedule 2 to the Agency Agreement. Notwithstanding the foregoing, definitive Notes shall not be so issued and delivered unless there shall have been presented to the Exchange Agent by a relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of Notes (as shown by its records) a certificate of non-US beneficial ownership from such person, substantially in the form of Schedule 1 hereto, or in such other form required by it.

Any person who would, but for the provisions of this temporary Global Note and of the Agency Agreement, otherwise be entitled to receive either (a) an interest in the permanent Global Note or (b) definitive Notes shall not be entitled to require the exchange of an appropriate part of this temporary Global Note for an interest in the permanent Global Note or definitive Notes unless and until he shall have delivered or caused to be delivered to a relevant Clearing System a certificate of non-US beneficial ownership, substantially in the form of Schedule 1 hereto, or in such other form required by it.

Presentation of this temporary Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in London. The aggregate principal amount of interests in the permanent Global Note recorded in the records of the relevant Clearing Systems or, as the case may be, definitive Notes issued upon an exchange of this temporary Global Note will, subject to the terms hereof, be equal to the aggregate principal amount of this temporary Global Note submitted by the bearer for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this temporary Global Note).

Upon (a) any exchange of a part of this temporary Global Note for an interest in the permanent Global Note or for a definitive Note, (b) receipt of instructions from a relevant Clearing System that, following the purchase by or on behalf of the Issuer or any of its subsidiaries of a part of this temporary Global Note, part is to be cancelled or (c) any redemption of a part of this temporary Global Note, the Issuer shall procure that the portion of the principal amount of this temporary Global Note so exchanged, cancelled or redeemed shall be entered pro rata in the records of the relevant Clearing Systems. On an exchange in whole of this temporary Global Note, this temporary Global Note shall be surrendered to or to the order of the Fiscal Agent.

3.	BENEFITS

Until the entire principal amount of this temporary Global Note has been extinguished in exchange for the permanent Global Note and/or definitive Notes, the bearer of this temporary Global Note shall in all respects be entitled to the same benefits as if he were the bearer of the definitive Notes referred to above, except that the bearer of this temporary Global Note shall only be entitled to receive any payment on this temporary Global Note on presentation of certificates as provided below. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the holder of this temporary Global Note as the absolute owner of this temporary Global Note for all purposes. All payments of any amounts payable and paid to such holder shall, to the extent of the sums so paid, discharge the liability for the moneys payable on this temporary Global Note and on the relevant definitive Notes and/or Coupons.

4.	PAYMENTS

Payments due in respect of Notes for the time being represented by this temporary Global Note shall be made to the bearer of this temporary Global Note only upon presentation by a relevant Clearing System to the Fiscal Agent at its specified office of a certificate to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown on its records) a certificate of non-US beneficial ownership, substantially in the form of Schedule 1 hereto, or in such other form required by it. Each payment so made will discharge the Issuer’s obligations in respect thereof.

The bearer of this temporary Global Note will not be entitled to receive any payment of interest due on or after the Exchange Date unless, upon due certification, exchange of this temporary Global Note is improperly withheld or refused.

Upon any payment in respect of the Notes represented by this temporary Global Note, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems. In the case of any payment of principal the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems and, upon such entry being made, the principal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the amount so paid. Any failure to make such entries shall not affect the discharge referred to in the first paragraph above.

5.	ACCOUNTHOLDERS

For so long as any of the Notes is represented by this temporary Global Note or by this temporary Global Note and the permanent Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, each person (other than a relevant Clearing System) who is for the time being shown in the records of a relevant Clearing System as the holder of a particular principal amount of Notes (each an Accountholder) (in which regard any certificate or other document issued by a relevant Clearing System as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of that principal amount for all purposes (including but not limited to for the purposes of any quorum requirements of, or the right to demand a poll or, meetings of the Noteholders and giving notice to the Issuer pursuant to Condition 9 and tendering Notes in any Change of Control Offer made pursuant to Condition 6.3) other than with respect to the payment of principal, premium and interest on the Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this temporary Global Note in accordance with and subject to its terms. Each Accountholder must look solely to the relevant Clearing Systems for its share of each payment made to the bearer of this temporary Global Note.

The Issuer covenants in favour of each Accountholder that it will make all payments in respect of the principal amount of Notes for the time being shown in the records of the relevant Clearing Systems as being held by the Accountholder and represented by this temporary Global Note to the bearer of this temporary Global Note in accordance with clause 1 above and acknowledges that each Accountholder may take proceedings to enforce this covenant and any of the other rights which it has under the first paragraph of this clause directly against the Issuer.

6.	NOTICES

For so long as all of the Notes are represented by this temporary Global Note or by this temporary Global Note and the permanent Global Note and such Global Note(s) is/are held on behalf of a relevant Clearing System, notices to Noteholders may be given by delivery of the relevant notice to the relevant Clearing Systems for communication to the relative Accountholders rather than by publication as required by Condition 11; provided that, so long as the Notes are listed on the Luxembourg Stock Exchange, notice will also be given by publication in a daily newspaper published in Luxembourg of and to the extent that the rules of the Luxembourg Stock Exchange so require. Any such notice shall be deemed to have been given to the Noteholders on the second day after the day on which such notice is delivered to the relevant Clearing Systems as aforesaid.

7.	PRESCRIPTION

Claims against the Issuer in respect of principal and interest on the Notes represented by this temporary Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 7).

8.	REDEMPTION AT THE OPTION OF THE NOTEHOLDERS

For so long as all of the Notes are represented by this temporary Global Note or by this temporary Global Note and the permanent Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, the option of the Noteholders in respect of any Change of Control Offer made pursuant to Condition 6.3 may be exercised by an Accountholder giving notice to the Fiscal Agent in accordance with the standard procedure of the relevant Clearing Systems (which may include notice being given on his instruction by a relevant Clearing System or any common safekeeper for them to the Fiscal Agent by electronic means) and in a form acceptable to the relevant Clearing Systems of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of this temporary Global Note to the Fiscal Agent for notation accordingly within the time limits set forth in that Condition.

9.	THE RELEVANT CLEARING SYSTEMS

Notes represented by this temporary Global Note are transferable in accordance with the rules and procedures of the relevant Clearing Systems.

10.	AUTHENTICATION AND EFFECTUATION

This temporary Global Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by or on behalf of the Fiscal Agent and effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

11.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this temporary Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

12.	GOVERNING LAW

This temporary Global Note is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof this temporary Global Note has been executed as a deed on behalf of the Issuer.

EXECUTED As A Deed by NYSE Euronext	)
acting by P. MATSUMOTO	)
	)	Duly Authorised
acting under the authority of that Company	)

CERTIFICATE OF AUTHENTICATION

This is the temporary Global Note
described in the Agency Agreement
By or on behalf of
Citibank, N.A., London Branch as Fiscal Agent
(without recourse, warranty or liability)

CERTIFICATE OF EFFECTUATION

Effectuated without recourse, warranty or liability by

as common safekeeper

By:

SCHEDULE 1

FORM OF ACCOUNTHOLDER’S CERTIFICATION

NYSE Euronext

TEMPORARY GLOBAL NOTE

€750,000,000

5.375 per cent. Notes due 2015

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (United States persons), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (financial institutions) purchasing for their own account or for resale, or (ii) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Notes are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Notes Act of 1933, as amended (the Act), then this is also to certify that, except as set forth below, the Notes are beneficially owned by (1) non-U.S. person(s) or (2) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Act. As used in this paragraph the term U.S. person has the meaning given to it by Regulation S under the Act.

As used herein, United States means the United States of America (including the States and the District of Columbia); and its possessions include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to €[amount] of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [ ]

[name of account holder] as, or as agent for,
the beneficial owner(s) of the Notes to which this certificate relates.

By:
Authorised signatory

SCHEDULE 2

FORM OF EUROCLEAR/CLEARSTREAM, LUXEMBOURG CERTIFICATION

NYSE Euronext

TEMPORARY GLOBAL NOTE

€750,000,000

5.375 per cent. Notes due 2015

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our Member Organisations) substantially to the effect set forth in the temporary global note issued in respect of the Notes, as of the date hereof, €[amount] principal amount of the above-captioned Notes (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (United States persons), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (financial institutions) purchasing for their own account or for resale, or (ii) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Notes are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Notes Act of 1933, as amended (the Act), then this is also to certify with respect to the principal amount of Notes set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion substantially to the effect set forth in the temporary global note issued in respect of the Notes.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [ ]

Euroclear Bank S.A./N.V. as operator of the Euroclear System or
Clearstream Banking, société anonyme, Luxembourg

By:
Authorised signatory

PART 2

FORM OF THE PERMANENT GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NYSE Euronext

PERMANENT GLOBAL NOTE

€750,000,000

5.375 per cent. Notes due 2015

This permanent Global Note is issued in respect of the €750,000,000 5.375 per cent Notes due 2015 (the Notes) of NYSE Euronext (the Issuer). The Notes are initially represented by a temporary Global Note interests in which will be exchanged in accordance with the terms of the temporary Global Note for interests in this permanent Global Note and, if applicable, definitive Notes. The Notes are issued subject to and with the benefit of an Agency Agreement (the Agency Agreement) dated 23 April 2008, between, among others, the Issuer and Citibank, N.A., London Branch as Fiscal Agent (the Fiscal Agent) and the Conditions of the Notes (the Conditions) set out in Part 2 of Schedule 2 to the Agency Agreement.

1.	PROMISE TO PAY

Subject as provided in this permanent Global Note, the Issuer, for value received, promises to pay the bearer of this permanent Global Note the sum of €750,000,000 (seven hundred and fifty million euros) or such lesser sum as is equal to the principal amount of the Notes represented by this permanent Global Note or such other amounts as are expressed to be payable in respect of the Notes represented by this permanent Global Note on early redemption of the Notes on 30 June 2015 or on such earlier date as the principal in respect of this permanent Global Note may become due under the Conditions and to pay interest on the principal sum for the time being outstanding at the rate of 5.375 per cent. per annum from 23 April 2008, payable annually in arrear on 30 June in each year until payment of the principal sum has been made or duly provided for in full together with any other amounts as may be payable, all subject to and under the Conditions.

The principal amount of Notes represented by this permanent Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (together the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this permanent Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the principal amount of Notes represented by this permanent Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this permanent Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

2.	EXCHANGE OF INTERESTS IN THE TEMPORARY GLOBAL NOTE FOR INTERESTS IN THIS PERMANENT GLOBAL NOTE

Upon any exchange of an interest recorded in the records of the relevant Clearing Systems in the temporary Global Note representing the Notes for an interest recorded in the records of the relevant Clearing Systems in this permanent Global Note, the Issuer shall procure that details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems.

3.	EXCHANGE FOR DEFINITIVE NOTES AND PURCHASES

Upon the occurrence of an Exchange Event (as further described below), this permanent Global Note may be exchanged for duly executed and authenticated definitive Notes without charge and the Fiscal Agent or such other person as the Fiscal Agent may direct (the Exchange Agent) shall deliver, in full (but not in partial) exchange for this permanent Global Note, an aggregate principal amount of duly executed and authenticated definitive Notes with Coupons attached equal to the total principal amount of this permanent Global Note.

An Exchange Event will occur if:

(a)	an event of default (as set out in Condition 9 has occurred and is continuing; or

(b)	the Issuer has been notified that both the relevant Clearing Systems have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(c)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes in definitive form; or

(d)	a beneficial holder or other holder of Notes requests definitive Notes.

The Issuer will promptly give notice to Noteholders if an Exchange Event (other than an Exchange Event as described in (d) above) occurs. In the case of (a), (b), or (d), the bearer of this permanent Global Note, acting on the instructions of one or more of the Accountholders (as defined below), may give notice to the Issuer and the Fiscal Agent and, in the case of (c) above, the Issuer may give notice to the Fiscal Agent of its intention to exchange this permanent Global Note for definitive Notes on or after the Exchange Date (as defined below).

On or after the Exchange Date the holder of this permanent Global Note may or, in the case of (c) above, shall surrender this permanent Global Note to or to the order of the Fiscal Agent. In exchange for this permanent Global Note the Issuer will deliver, or procure the delivery of, an equal aggregate principal amount of definitive Notes (having attached to them all Coupons in respect of interest which has not already been paid on this permanent Global Note), security printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in the Agency Agreement. On exchange of this permanent Global Note, the Issuer will procure that it is cancelled and, if the holder so requests, returned to the holder together with any relevant definitive Notes.

Exchange Date means a day specified in the notice requiring exchange falling not less than 30 days after that on which such notice is given, being a day on which banks are open for general business in the place in which the specified office of the Fiscal Agent is located and, except in the case of exchange pursuant to (b) above, in the place in which the relevant clearing system is located.

The definitive Notes to be issued on exchange will be in bearer form in the denomination of €50,000 each with interest coupons (Coupons) attached and will be substantially in the form set out in Part 1 of Schedule 2 to the Agency Agreement.

Upon (a) receipt of instructions from the relevant Clearing Systems that, following the purchase by or on behalf of the Issuer or any of its subsidiaries of a part of this permanent Global Note, part is to be cancelled or (b) any redemption of a part of this permanent Global Note, the Issuer shall procure that the portion of the principal amount of this permanent Global Note so cancelled or redeemed shall be entered pro rata in the records of the relevant Clearing Systems. On an exchange in whole of this permanent Global Note, this permanent Global Note shall be surrendered to the Fiscal Agent.

4.	BENEFITS

Until the entire principal amount of this permanent Global Note has been extinguished in exchange for definitive Notes or in any other manner envisaged by the Conditions, the bearer of this permanent Global Note shall in all respects be entitled to the same benefits as if he were the bearer of the definitive Notes referred to above. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the holder of this permanent Global Note as the absolute owner of this permanent Global Note for all purposes. All payments of any amounts payable and paid to such holder shall, to the extent of the sums so paid, discharge the liability for the moneys payable on this permanent Global Note and on the relevant definitive Notes and/or Coupons.

5.	PAYMENTS

Payments due in respect of Notes for the time being represented by this permanent Global Note shall be made to the bearer of this permanent Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof.

Upon any payment in respect of the Notes represented by this permanent Global Note, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems. In the case of any payment of principal the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the principal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the amount so paid. Any failure to make such entries shall not affect the discharge referred to in the previous paragraph.

6.	ACCOUNTHOLDERS

For so long as any of the Notes is represented by this permanent Global Note or by this permanent Global Note and the temporary Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, each person (other than a relevant Clearing System) who is for the time being shown in the records of a relevant Clearing Systems as the holder of a particular principal amount of Notes (each an Accountholder) (in which regard any certificate or other document issued by a relevant Clearing System as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of that principal amount for all purposes (including but not limited to for the purposes of any quorum requirements of, or the right to demand a poll or, meetings of the Noteholders and giving notice to the Issuer pursuant to Condition 9 and tendering Notes in any Change of Control Offer made pursuant to Condition 6.3) other than with respect to the payment of principal and interest on the Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this permanent Global Note in accordance with and subject to its terms. Each Accountholder must look solely to the relevant Clearing Systems, for its share of each payment made to the bearer of this permanent Global Note.

The Issuer covenants in favour of each Accountholder that it will make all payments in respect of the principal amount of Notes for the time being shown in the records of the relevant Clearing Systems as being held by the Accountholder and represented by this permanent Global Note to the bearer of this permanent Global Note in accordance with clause 1 above and acknowledges that each Accountholder may take proceedings to enforce this covenant and any of the other rights which it has under the first paragraph of this clause directly against the Issuer.

7.	NOTICES

For so long as all of the Notes are represented by this permanent Global Note or by this permanent Global Note and the temporary Global Note and such Global Note(s) is/are held on behalf of a relevant Clearing System, notices to Noteholders may be given by delivery of the relevant notice to the relevant Clearing Systems for communication to the relative Accountholders rather than by publication as required by Condition 11, provided that, so long as the Notes are listed on the Luxembourg Stock Exchange, notice will also be given by publication in the daily newspaper published in Luxembourg of and to the extent that the rules of the Luxembourg Stock Exchange so require. Any such notice shall be deemed to have been given to the Noteholders on the second day after the day on which such notice is delivered to the relevant Clearing Systems as aforesaid.

8.	PRESCRIPTION

Claims against the Issuer in respect of principal and interest on the Notes represented by this permanent Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 7).

9.	REDEMPTION AT THE OPTION OF THE NOTEHOLDERS

For so long as all of the Notes are represented by this permanent Global Note or by this permanent Global Note and the temporary Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, the option of the Noteholders in respect of any Change of Control Offer made pursuant to Condition 6.3 may be exercised by an Accountholder giving notice to the Fiscal Agent in accordance with the standard procedures of the relevant Clearing Systems (which may include notice being given on his instructions by a relevant Clearing System or any common safekeeper for them to the Fiscal Agent by electronic means) and in a form acceptable to the relevant Clearing Systems of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of this permanent Global Note to the Fiscal Agent for notation accordingly within the time limits set forth in that Condition.

10.	THE RELEVANT CLEARING SYSTEMS

Notes represented by this permanent Global Note are transferable in accordance with the rules and procedures of the relevant Clearing Systems.

11.	AUTHENTICATION AND EFFECTUATION

This permanent Global Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by or on behalf of the Fiscal Agent and effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

12.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this permanent Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

13.	GOVERNING LAW

This permanent Global Note is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof this permanent Global Note has been executed as a deed on behalf of the Issuer.

EXECUTED AS A DEED by NYSE Euronext	)
acting by P. MATSUMOTO	)
	)	Duly Authorised
)
acting under the authority of that Company	)

CERTIFICATE OF AUTHENTICATION

This is the permanent Global Note described in the Agency Agreement
By or on behalf of
Citibank, N.A., London Branch as Fiscal Agent
(without recourse, warranty or liability)

CERTIFICATE OF EFFECTUATION
Effectuated without recourse, warranty or liability by

as common safekeeper
By:

SCHEDULE 2

FORMS OF DEFINITIVE NOTE AND COUPON AND CONDITIONS OF THE NOTES

PART 1

FORM OF DEFINITIVE NOTE AND COUPON

(Face of Note)

000000	XS0358820222	00 00000

NYSE Euronext

(a company incorporated under the laws of the State of Delaware, U.S.A.)

€750,000,000

5.375 per cent. Notes due 2015

The issue of the Notes was authorised by a resolution of a Special Committee of the Board of Directors of NYSE Euronext (the Issuer) passed on 25 March 2008. The Special Committee was duly appointed and authorised to take such action at a meeting of the Board of Directors of the Issuer held on 13 March 2008.

This Note forms one of a series of Notes issued as bearer Notes in the denomination of €50,000 each in an aggregate principal amount of €750,000,000.

The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on 30 June 2015 (or on such earlier date as the principal sum (as determined under the Conditions) may become repayable under the said Conditions) the principal sum of:

€50,000 (fifty-thousand euros)

together with interest on the principal sum of €50,000 at the rate of 5.375 per cent. per annum payable annually in arrear on each Interest Payment Date and together with such other amounts as may be payable, all subject to and under the Conditions.

The Notes are issued pursuant to an Agency Agreement (the Agency Agreement) dated 23 April 2008 between, among others, the Issuer and Citibank, N.A., London Branch as Fiscal Agent. The Notes have the benefit of, and are subject to, the provisions contained in the Agency Agreement and the Conditions.

Neither this Note nor any of the Coupons relating to this Note shall become valid or enforceable for any purpose unless and until this Note has been authenticated by or on behalf of the Fiscal Agent.

IN WITNESS WHEREOF this Note and the Coupons relating to this Note have been executed on behalf of the Issuer.

Dated as of 23 April 2008,

Issued in London, England.

NYSE Euronext

By:

CERTIFICATE OF AUTHENTICATION This is one of the Notes described in the Agency Agreement. By or on behalf of Citibank, N.A., London Branch as Fiscal Agent (without recourse, warranty or liability)

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

(Reverse of Note)

CONDITIONS OF THE NOTES

(as set out in Part 2 of this Schedule 2)

FISCAL AND PRINCIPAL PAYING AGENT

Citibank, N.A., London Branch

21st Floor

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

OTHER PAYING AGENTS

Dexia Banque Internationale à Luxembourg, société anonyme

69, route d’Esch

L-2953 Luxembourg

ABN AMRO Bank N.V.

Kemelstede 2

4817 ST Breda

The Netherlands

and/or such other or further Fiscal Agent or Paying Agents and/or specified offices as may from time to time be appointed by the Issuer and notice of which has been given to the Noteholders.

FORM OF COUPON

(Face of Coupon)

NYSE Euronext

€750,000,000 5.375 per cent. Notes due 2015

This Coupon relating to a Note payable in the denomination of €50,000 is payable to bearer, separately negotiable and subject to the Conditions of the Notes.	Coupon for €[ ] due on

[ ], [ ]

This Coupon is payable to bearer, separately negotiable and subject to the Conditions, under which it may become void before its due date.

NYSE Euronext

By:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

00 000000	XS0358820222	000000

(Reverse of Coupon)

FISCAL AND PRINCIPAL PAYING AGENT:

Citibank, N.A., London Branch

21st Floor

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

OTHER PAYING AGENTS:

Dexia Banque Internationale à Luxembourg, société anonyme

69, route d’Esch

L-2953 Luxembourg

ABN AMRO Bank N.V.

Kemelstede 2

4817 ST Breda

The Netherlands

PART 2

CONDITIONS OF THE NOTES

The €750,000,000 5.375 per cent. Notes due 2015 (the Notes, which expression shall in these Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 13 and forming a single series with the Notes) of NYSE Euronext (the Issuer) are issued subject to and with the benefit of an Agency Agreement dated 23 April 2008 (such agreement as amended and/or supplemented and/or restated from time to time, the Agency Agreement) made between the Issuer, Citibank, N.A. as fiscal agent and principal paying agent (the Fiscal Agent) and the other initial paying agents named in the Agency Agreement (together with the Fiscal Agent, the Paying Agents).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Agency Agreement. Copies of the Agency Agreement are available for inspection during normal business hours by the holders of the Notes (the Noteholders) and the holders of the interest coupons appertaining to the Notes (the Couponholders and the Coupons) at the specified office of each of the Paying Agents. The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement applicable to them. References in these Conditions to the Fiscal Agent and the Paying Agents shall include any successor appointed under the Agency Agreement.

1.	FORM, DENOMINATION AND TITLE

1.1	Form and Denomination

The Notes are in bearer form, serially numbered, in the denomination of €50,000, each with Coupons attached on issue.

1.2	Title

Title to the Notes and to the Coupons will pass by delivery.

1.3	Holder Absolute Owner

The Issuer and any Paying Agent may (to the fullest extent permitted by applicable laws) deem and treat the bearer of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon).

2.	STATUS

The Notes and the Coupons are direct, unconditional and (subject to the provisions of Condition 3) unsecured obligations of the Issuer and (subject as provided above) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

3.	NEGATIVE PLEDGE

3.1	Negative Pledge

So long as any of the Notes remains outstanding, the Issuer will ensure that no Relevant Indebtedness will be secured by any mortgage, charge, lien, pledge or other security interest (each a Security Interest), other than a Permitted Security Interest, upon, or with respect to, any of the present or future business, undertaking, assets or revenues (including any uncalled capital) of the Issuer or any of its Material Subsidiaries (as defined below) unless the Issuer, in the case of the creation of the Security Interest, before or at the same time and, in any other case, promptly, takes any and all action necessary to ensure that:

(a)	all amounts payable by it under the Notes and the Coupons are secured by the Security Interest equally and rateably with the Relevant Indebtedness; or

(b)	such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) is provided as is approved by an Extraordinary Resolution of the Noteholders.

3.2	Interpretation

For the purposes of these Conditions:

(a)	a Material Subsidiary means at any time a Subsidiary of the Issuer:

(i)	whose total revenues (consolidated in the case of a Subsidiary which itself has Subsidiaries) or whose total assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent in each case (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of the Issuer and its Subsidiaries relate, are equal to) not less than 10 per cent. of the consolidated total revenues of the Issuer, or, as the case may be, consolidated total assets, of the Issuer and its Subsidiaries taken as a whole, all as calculated respectively by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated accounts of the Issuer and its Subsidiaries, provided that in the case of a Subsidiary of the Issuer acquired after the end of the financial period to which the then latest audited consolidated accounts of the Issuer and its Subsidiaries relate, the reference to the then latest audited consolidated accounts of the Issuer and its Subsidiaries for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by the Issuer;

(ii)	to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (a)(ii) on the date on which the consolidated accounts of the Issuer and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (a)(i) above or, prior to or after such date, by virtue of any other applicable provision of this definition; or

(iii)

to which is transferred an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest audited consolidated accounts of the Issuer and its Subsidiaries relate, generate total revenues equal to) not less than 10 per cent. of the consolidated total revenues of the Issuer, or represent (or, in the case aforesaid, are equal to) not less than 10 per cent. of the consolidated total assets of the Issuer and its Subsidiaries taken as a whole, all as calculated as referred to in subparagraph (a)(i) above, provided that the transferor Subsidiary (if a Material Subsidiary) shall upon such transfer forthwith cease to be a Material Subsidiary unless immediately following such transfer its undertaking and assets generate (or, in the case aforesaid, generate total revenues equal to) not less than 10 per cent. of the consolidated total revenues of the Issuer, or its assets represent (or, in the case aforesaid, are equal to) not less than 10 per cent. of the consolidated total assets of the Issuer and its Subsidiaries taken as a whole, all as calculated as referred to in subparagraph (a)(i) above, and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (a)(iii) on the date on which the consolidated accounts of the Issuer and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (a)(i) above or, prior to or after such date, by virtue of any other applicable provision of this definition, all as more particularly defined in the Agency Agreement;

(b)	Permitted Security Interest means any Security Interest given:

(i)	by a Material Subsidiary where (i) such Material Subsidiary becomes a Subsidiary after 18 April 2008, (ii) the Security Interest exists at the time such Material Subsidiary becomes a Subsidiary, (iii) the Security Interest was not created in contemplation of such Material Subsidiary becoming a Subsidiary, and (iv) the principal amount secured by the Security Interest at the time such Material Subsidiary becomes a Subsidiary is not subsequently increased; or

(ii)	by the Issuer or any Material Subsidiary in the ordinary course of operations relating to clearing or settlement activities, provided that at any time the aggregate amount of any such given Security Interest does not exceed the aggregate amount of deposits of cash or securities received by the Issuer or any Material Subsidiary in the ordinary course of operations relating to clearing or settlement activities;

(c)	Relevant Indebtedness means (i) any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market and (ii) any guarantee or indemnity of any such indebtedness; and

(d)	Subsidiary means, in relation to the Issuer, any company (i) in which the Issuer holds a majority of the voting rights or (ii) of which the Issuer is a member and has the right to appoint or remove a majority of the board of directors or (iii) of which the Issuer is a member and controls a majority of the voting rights, and includes any company which is a Subsidiary of a Subsidiary of the Issuer.

4.	INTEREST

4.1	Interest Rate and Interest Payment Dates

The Notes bear interest from and including 23 April 2008 at the rate of 5.375 per cent. per annum, payable annually in arrear on 30 June (each an Interest Payment Date). The first payment of interest (in respect of the period from and including 23 April 2008 to, but excluding, 30 June 2009 and amounting to €3,186.82 per €50,000 in principal amount of the Notes) shall be made on 30 June 2009.

4.2	Interest Accrual

Each Note will cease to bear interest from and including its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event, interest will continue to accrue until whichever is the earlier of:

(a)	the date on which all amounts due in respect of such Note have been paid; and

(b)	five days after the date on which the full amount of the moneys payable in respect of such Notes has been received by the Fiscal Agent and notice to that effect has been given to the Noteholders in accordance with Condition 11.

4.3	Calculation of Broken Interest

When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of (a) the actual number of days in the period from and including the date from which interest begins to accrue (the Accrual Date) to but excluding the date on which it falls due divided by (b) the actual number of days from and including the Accrual Date to but excluding the next following Interest Payment Date.

5.	PAYMENTS

5.1	Payments in respect of Notes

Payments of principal and interest in respect of each Note will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Note, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupon, in each case at the specified office outside the United States of any of the Paying Agents.

5.2	Method of Payment

Payments will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by euro cheque.

5.3	Missing Unmatured Coupons

Each Note should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any relative missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of the relevant Note (whether or not the Coupon would otherwise have become void pursuant to Condition 8) or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

5.4	Payments subject to Applicable Laws

Payments in respect of principal and interest on Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 7.

5.5	Payment only on a Presentation Date

A holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 4, be entitled to any further interest or other payment if a Presentation Date is after the due date.

Presentation Date means a day which (subject to Condition 8):

(a)	is or falls after the relevant due date;

(b)	is a Business Day in the place of the specified office of the Paying Agent at which the Note or Coupon is presented for payment; and

(c)	in the case of payment by credit or transfer to a euro account as referred to above, is a TARGET Settlement Day.

In this Condition, Business Day means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place and Target Settlement Day means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) system is open.

5.6	Initial Paying Agents

The names of the initial Paying Agents and their initial specified offices are set out at the end of these Conditions. The Issuer reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that:

(a)	there will at all times be a Fiscal Agent;

(b)	there will at all times be at least one Paying Agent (which may be the Fiscal Agent) having its specified office in a European city which so long as the Notes are (i) listed on the Luxembourg Stock Exchange shall include Luxembourg and (ii) admitted to listing and trading on Euronext Amsterdam by NYSE Euronext shall include Amsterdam; and

(c)	the Issuer undertakes that it will ensure that it maintains a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

Notice of any termination or appointment and of any changes in specified offices given to the Noteholders promptly by the Issuer in accordance with Condition 11.

6.	REDEMPTION AND PURCHASE

6.1	Redemption at Maturity

Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on 30 June 2015.

6.2	Redemption for Taxation Reasons

If:

(a)	as a result of any (i) change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 7), or any change in the official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after 18 April 2008, on the next Interest Payment Date the Issuer would be required to pay additional amounts as provided or referred to in Condition 7, or (ii) present or future laws or regulations of a Relevant Jurisdiction, information identifying the nationality, residence or identity of a beneficial owner must be delivered to the Issuer or any Paying Agent; and

(b)	the requirement cannot be avoided by the Issuer taking reasonable measures available to it, the Issuer may at its option, having given not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 11 (which notice shall be irrevocable), redeem all the Notes, but not some only, at any time at their principal amount together with interest accrued to but excluding the date of redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts or that information described in sub-paragraph (a)(ii) above must be delivered to the Issuer or a Paying Agent, were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Fiscal Agent a certificate signed by an Executive Officer of the Issuer stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and cannot be avoided by the Issuer taking reasonable measures available to it and an opinion of independent legal advisers of recognised standing to the effect that either (i) the Issuer has or will become obliged to pay such additional amounts as a result of the change or amendment, or (ii) such information must be delivered.

For the purposes of these Conditions, Executive Officer of the Issuer means an executive officer of the Issuer, including the Chief Executive Officer, the Chief Financial Officer or any person who holds the title of “Group Executive Vice President” or an equivalent title.

6.3	Redemption at the Option of the Holders

(a)	If a Change of Control Triggering Event occurs, unless the Issuer has otherwise exercised its right to redeem the Notes in accordance with Condition 6.2, each Noteholder shall have the right to require the Issuer to repurchase all or any of its Notes pursuant to the offer described below (the Change of Control Offer) on the terms set forth in the Conditions.

In the Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101 per cent. of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the Change of Control Payment). Within 30 days following any Change of Control Triggering Event, the Issuer shall be required to deliver a notice to the Noteholders describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the Change of Control Payment Date), pursuant to the procedures required by the Notes and described in such notice. The Issuer shall comply with the requirements of Rule 14e-1 under the United States Securities Exchange Act of 1934 (the Exchange Act) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Issuer shall be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these Conditions by virtue of any such conflict.

On the Change of Control Payment Date, the Issuer shall be required, to the extent lawful, to:

(i)	accept for payment all Notes properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes properly tendered; and

(iii)	deliver or cause to be delivered to the Fiscal Agent the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the Notes being purchased.

The Issuer shall not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(b)	In this Condition 6.3 the following expressions have the following meanings:

(i)

Below Investment Grade Rating Event means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing 60 days prior to the date of the first public notice of an arrangement that could result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of Change of Control Triggering Event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Noteholders in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the below investment grade rating event);

(ii)	Board of Directors means the board of directors of the Issuer;

(iii)	Change of Control means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a Group) other than the Issuer or one of its Subsidiaries; (2) the approval by the holders of the Issuer’s common stock of any plan or proposal for the liquidation or dissolution of the Issuer; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50 per cent. of the then outstanding number of shares of the Issuer’s voting stock; or (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors;

(iv)	Change of Control Triggering Event means the occurrence of both a Change of Control and a Below Investment Grade Rating Event;

(v)	Continuing Directors means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination);

(vi)	Investment Grade Rating means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, respectively;

(vii)	Moody’s means Moody’s Investors Service, Inc;

(viii)	Person means any individual, firm, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organisation and includes a “person” as used in Section 13(d)(3) of the Exchange Act;

(ix)	Rating Agencies means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognised statistical rating organisation” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by an Executive Officer of the Issuer) as a replacement agency for Moody’s or S&P, or both of them, as the case may be; and

(x)	S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

6.4	Purchases

The Issuer or any of its Subsidiaries (as defined above) may at any time purchase Notes (provided that all unmatured Coupons appertaining to the Notes are purchased with the Notes) in any manner and at any price.

6.5	Cancellations

All Notes which are (a) redeemed or (b) purchased by or on behalf of the Issuer or any of its Subsidiaries will forthwith be cancelled, together with all relative unmatured Coupons attached to the Notes or surrendered with the Notes, and accordingly may not be reissued or resold.

6.6	Notices Final

Upon the expiry of any notice as is referred to in paragraphs 6.2 or 6.3 above the Issuer shall be bound to redeem the Notes to which the notice refers in accordance with the terms of such paragraph (in the case of paragraph 6.3 above, save as otherwise provided therein).

7.	TAXATION

7.1	Payment without Withholding

All payments in respect of the Notes by or on behalf of the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (Taxes) imposed or levied by or on behalf of the Relevant Jurisdiction, unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:

(a)	presented for payment by or on behalf of a holder who is liable to the Taxes in respect of the Note or Coupon by reason of his having some connection with the Relevant Jurisdiction other than the mere holding of the Note or Coupon; or

(b)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(c)	presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or

(d)	presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Presentation Date (as defined in Condition 5); or

(e)	with respect to any estate, inheritance, gift, sales, personal property, transfer or similar tax, duty, assessment or governmental charge; or

(f)	where such withholding or deduction is imposed by reason of a holder’s status as (i) a personal holding company for U.S. federal income tax purposes, (ii) a corporation with accumulated earnings to avoid U.S. federal income tax, (iii) a controlled foreign corporation or passive foreign investment company for U.S. federal income tax purposes, (iv) the owner, actually or by attribution, of 10 per cent. or more of the total combined voting power of all classes of stock of the Issuer entitled to vote, (v) a private foundation or foreign tax-exempt organization or (vi) a bank receiving interest that is not eligible for the portfolio interest exemption, as such term is used for U.S. federal income tax purposes; or

(g)	where such withholding or deduction is payable because of a failure of the holder to comply with reporting requirements concerning nationality, residence or identity of a holder or beneficial owner if required by U.S. statute or regulation to avoid such withholding or deduction; or

(h)	where such withholding or deduction is due on a payment to someone other than the beneficial owner of the Notes if the beneficial owner would not have been entitled thereto under the above exceptions had it been the holder of the note or coupon.

7.2	Interpretation

In these Conditions:

(a)	Relevant Date means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Fiscal Agent on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Noteholders by the Issuer in accordance with Condition 11; and

(b)	Relevant Jurisdiction means the United States of America or any political subdivision or any authority thereof or therein having power to tax.

7.3	Additional Amounts

Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition.

8.	PRESCRIPTION

Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 5.

9.	EVENTS OF DEFAULT

9.1	Events of Default

The holder of any Note may give notice to the Issuer that the Note is, and it shall accordingly forthwith become, immediately due and repayable at its principal amount, together with interest accrued to the date of repayment, if any of the following events (Events of Default) shall have occurred and be continuing:

(a)	if default is made in the payment of any principal, premium or interest due in respect of the Notes or any of them and the default continues for a period of 14 days; or

(b)	if the Issuer fails to perform or observe any of its other obligations under these Conditions and (except in any case where the failure is incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days following the service by any Noteholder on the Issuer of notice requiring the same to be remedied; or

(c)	if (i) any Indebtedness for Borrowed Money (as defined below) of the Issuer or any of its Material Subsidiaries is declared due and repayable prematurely (after expiry of any originally applicable grace period) by reason of an event of default (however described); (ii) the Issuer or any of its Material Subsidiaries fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment (after expiry of any originally applicable grace period); (iii) any security given by the Issuer or any of its Material Subsidiaries for any Indebtedness for Borrowed Money becomes enforceable and steps are taken to enforce such security; or (iv) default is made by the Issuer or any of its Material Subsidiaries in making any payment due (after expiry of any originally applicable grace period) under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person and steps are taken to enforce such guarantee and/or indemnity; provided that no event described in this Condition 9.1(c) shall constitute an Event of Default unless the relevant amount of Indebtedness for Borrowed Money or other relative liability due and unpaid, either alone or when aggregated (without duplication) with other amounts of Indebtedness for Borrowed Money and/ or other liabilities due and unpaid relative to all (if any) other events specified in (i) to (iv) above, amounts to at least U.S.$50,000,000 (or its equivalent in any other currency); or

(d)	if any order is made by any competent court or resolution is passed for the winding up or dissolution of the Issuer or any of its Material Subsidiaries; or

(e)	if the Issuer or any of its Material Subsidiaries ceases or threatens to cease to carry on the whole or substantially the whole of its business (save for the purposes of reorganisation (i) on terms approved by an Extraordinary Resolution of Noteholders, or (ii) in the case of a Material Subsidiary where there is at least one credit rating assigned to the Issuer or its long term debt at the time of such reorganisation, where immediately following such reorganisation, any of the then current credit ratings assigned to the Issuer or its long term debt is not lower primarily as a result of such reorganisation, or (iii) in the case of a Material Subsidiary, whereby the undertaking and assets of such Material Subsidiary are transferred to or otherwise vested in the Issuer or another of its Subsidiaries), or the Issuer or any of its Material Subsidiaries stops or threatens to stop payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(f)	if (i) proceedings are initiated against the Issuer or any of its Material Subsidiaries under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer or any of its Material Subsidiaries or, as the case may be, in relation to the whole or any part of the undertaking or assets of any of them or an encumbrancer takes possession of the whole or any part of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or any part of the undertaking or assets of any of them, and (ii) in any such case (other than the appointment of an administrator) unless initiated by the relevant company, is not discharged within 14 days; or

(g)	if the Issuer or any of its Material Subsidiaries (or their respective directors or shareholders) initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including the obtaining of a moratorium) or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); or

(h)	if any event occurs which, under the laws of any Relevant Jurisdiction, has or may have an analogous effect to any of the events referred to in subparagraphs (d) to (g) above.

9.2	Interpretation

For the purposes of this Condition, Indebtedness for Borrowed Money means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities or any borrowed money or any liability under or in respect of any acceptance or acceptance credit.

10.	REPLACEMENT OF NOTES AND COUPONS

Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Fiscal Agent or the Paying Agents in Luxembourg or Amsterdam, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

11.	NOTICES

11.1	Notices to the Noteholders

All notices to the Noteholders will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Issuer may decide and, so long as the Notes are (i) listed on the Luxembourg Stock Exchange and the rules of that exchange so require, in one daily newspaper published in Luxembourg and (ii) admitted to listing and trading on Euronext Amsterdam by NYSE Euronext and the rules of that exchange so require, in the Daily Official List of Euronext Amsterdam (Officiële Prijscourant) and in one daily newspaper having general circulation in The Netherlands. It is expected that publication will normally be made in the Financial Times and the Luxemburger Wort or the Tageblatt. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.

11.2	Notices from the Noteholders

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Fiscal Agent or, if the Notes are held in a clearing system, may be given through the clearing system in accordance with its standard rules and procedures.

12.	MEETINGS OF NOTEHOLDERS AND MODIFICATION

12.1	Meetings of Noteholders

The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of any of these Conditions or any of the provisions of the Agency Agreement. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing more than 50 per cent. in principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons present whatever the principal amount of the Notes held or represented by him or them, except that at any meeting the business of which includes the modification of certain of these Conditions the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, of the principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders will be binding on all Noteholders, whether or not they are present at the meeting, and on all Couponholders.

12.2	Modification

The Fiscal Agent may agree, without the consent of the Noteholders or Couponholders, to any modification of any of these Conditions or any of the provisions of the Agency Agreement either (i) for the purpose of curing any ambiguity or of curing, correcting or supplementing any manifest or proven error or any other defective provision contained herein or therein or (ii) in any other manner which is not materially prejudicial to the interests of the Noteholders. Any modification shall be binding on the Noteholders and the Couponholders and, unless the Fiscal Agent agrees otherwise, any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 11.

13.	FURTHER ISSUES

The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further notes, having terms and conditions the same as those of the Notes, or the same except for the amount of the first payment of interest, which may be consolidated and form a single series with the outstanding Notes.

14.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

14.1	Governing Law

The Agency Agreement, the Notes and the Coupons are governed by, and will be construed in accordance with English law.

14.2	Jurisdiction of English Courts

The Issuer has irrevocably agreed for the benefit of the Noteholders and the Couponholders that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes or the Coupons and accordingly has submitted to the exclusive jurisdiction of the English courts. The Issuer waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

The Noteholders and the Couponholders may take any suit, action or proceeding arising out of or in connection with the Notes or the Coupons respectively (together referred to as Proceedings) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

14.3	Appointment of Process Agent

The Issuer hereby irrevocably and unconditionally appoints Clifford Chance Secretaries Limited at its registered office for the time being as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of such agent ceasing so to act it will appoint another person as its agent for that purpose.

14.4	Other Documents

The Issuer has in the Agency Agreement submitted to the jurisdiction of the English courts and appointed an agent in England for service of process, in terms substantially similar to those set out above.

15.	RIGHTS OF THIRD PARTIES

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

DEFINITIONS

1.	As used in this Schedule, the following expressions have the following meanings unless the context otherwise requires:

voting certificate means an English language certificate issued by a Paying Agent and dated in which it is stated that the bearer of the voting certificate is entitled to attend and vote at the meeting and any adjourned meeting in respect of the Notes represented by the certificate;

block voting instruction means an English language document issued by a Paying Agent and dated which:

(a)	relates to a specified principal amount of Notes and a meeting (or adjourned meeting) of the holders of the Notes;

(b)	states that the Paying Agent has been instructed (either by the holders of the Notes or by a relevant clearing system) to attend the meeting and procure that the votes attributable to the Notes are cast at the meeting in accordance with the instructions given;

(c)	identifies with regard to each resolution to be proposed at the meeting the principal amount of Notes in respect of which instructions have been given that the votes attributable to them should be cast in favour of the resolution and the principal amount of Notes in respect of which instructions have been given that the votes attributable to them should be cast against the resolution; and

(d)	states that one or more named persons (each a proxy) is or are authorised and instructed by the Paying Agent to cast the votes attributable to the Notes identified in accordance with the instructions referred to in paragraph (c) above as set out in the block voting instruction;

a relevant clearing system means, in respect of any Notes represented by a Global Note, any clearing system on behalf of which the Global Note is held or which is the bearer of the Global Note, in either case whether alone or jointly with any other clearing system(s);

24 hours means a period of 24 hours including all or part of a day on which banks are open for business both in the place where the meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of a day on which banks are open for business in all of the places where the Paying Agents have their specified offices; and

48 hours means a period of 48 hours including all or part of two days on which banks are open for business both in the place where the meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of two days on which banks are open for business in all of the places where the Paying Agents have their specified offices.

For the purposes of calculating a period of clear days, no account shall be taken of the day on which a period commences or the day on which a period ends.

EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

2.	The following persons (each an Eligible Person) are entitled to attend and vote at a meeting of the holders of the Notes:

(a)	a holder of any Notes in definitive bearer form;

(b)	a bearer of any voting certificate in respect of the Notes; and

(c)	a proxy specified in any block voting instruction.

A Noteholder may require the issue by any Paying Agent of voting certificates and block voting instructions in accordance with the terms of paragraph 3 below.

For the purposes of paragraphs 3(a) and 3(d) below, the Fiscal Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a relevant clearing system and shall have no liability to any Noteholder or other person for any loss, damage, cost, claim or other liability caused by its reliance on those instructions, nor for any failure by a relevant clearing system to deliver information or instructions to the Fiscal Agent.

The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the meeting or adjourned meeting be deemed to be the holder of the Notes to which the voting certificate or block voting instruction relates and the Paying Agent with which the Notes have been deposited or the person holding the Notes to the order or under the control of any Paying Agent shall be deemed for those purposes not to be the holder of those Notes.

3.	(a)	Definitive Notes - voting certificate

A holder of a Note in definitive form may obtain a voting certificate in respect of that Note from a Paying Agent (unless the Note is the subject of a block voting instruction which has been issued and is outstanding in respect of the meeting specified in the voting certificate or any adjourned meeting) subject to the holder procuring that the Note is deposited with the Paying Agent or (to the satisfaction of the Paying Agent) is held to its order or under its control or blocked in an account with a relevant clearing system upon terms that the Note will not cease to be deposited or held or blocked until the first to occur of:

(i)	the conclusion of the meeting specified in the voting certificate or, if later, of any adjourned meeting; and

(ii)	the surrender of the voting certificate to the Paying Agent who issued it.

(b)	Global Notes - voting certificate

A holder of a Note (not being a Note in respect of which instructions have been given to the Fiscal Agent in accordance with paragraph 3(d)) represented by a Global Note may procure the delivery of a voting certificate in respect of that Note by giving notice to the relevant clearing system specifying by name a person (an Identified Person) (which need not be the holder himself) to collect the voting certificate and attend and vote at the meeting. The voting certificate will be made available at or shortly before the start of the meeting by the Fiscal Agent against presentation by the Identified Person of the form of identification previously notified by the holder to the relevant clearing system. The relevant clearing system may prescribe forms of identification (including, without limitation, passports) which it considers appropriate for these purposes. Subject to receipt by the Fiscal Agent from the relevant clearing system, no later than 24 hours before the time for which the meeting is convened, of notification of the nominal amount of the Notes to be represented by any voting certificate and the form of identification against presentation of which the voting certificate should be released, the Fiscal Agent shall, without any obligation to make further enquiry, make available voting certificates against presentation of forms of identification corresponding to those notified.

(c)	Definitive Notes - block voting instruction

A holder of a Note in definitive form may require a Paying Agent to issue a block voting instruction in respect of that Note (unless the Note is the subject of a voting certificate which has been issued and is outstanding in respect of the meeting specified in the block voting instruction or any adjourned meeting) by depositing the Note with the Paying Agent or (to the satisfaction of the Paying Agent) by:

(i)	procuring that, not less than 48 hours before the time fixed for the meeting, the Note is held to the Paying Agent’s order or under its control or is blocked in an account with a relevant clearing system, in each case on terms that the Note will not cease to be so deposited or held or blocked until the first to occur of:

(A)	the conclusion of the meeting specified in the block voting instruction or, if later, of any adjourned meeting; and

(B)	the surrender to the Paying Agent, not less than 48 hours before the time for which the meeting or any adjourned meeting is convened, of the receipt issued by the Paying Agent in respect of each deposited Note which is to be released or (as the case may require) the Note ceasing with the agreement of the Paying Agent to be held to its order or under its control or to be blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(d) of the necessary amendment to the block voting instruction; and

(ii)	instructing the Paying Agent that the vote(s) attributable to each Note so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to the meeting or any adjourned meeting and that the instruction is, during the period commencing 48 hours before the time for which the meeting or any adjourned meeting is convened and ending at the conclusion or adjournment of the meeting, neither revocable nor capable of amendment.

(d)	Global Notes - block voting instruction

A holder of a Note (not being a Note in respect of which a voting certificate has been issued) represented by a Global Note may require the Fiscal Agent to issue a block voting instruction in respect of the Note by first instructing the relevant clearing system to procure that the votes attributable to the holder’s Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the relevant clearing system then in effect. Subject to receipt by the Fiscal Agent, no later than 24 hours before the time for which the meeting is convened, of (i) instructions from the relevant clearing system, (ii) notification of the principal amount of the Notes in respect of which instructions have been given and (iii) the manner in which the votes attributable to the Notes should be cast, the Fiscal Agent shall, without any obligation to make further enquiry, attend the meeting and cast votes in accordance with those instructions.

(A)	Each block voting instruction shall be deposited by the relevant Paying Agent at the place specified by the Fiscal Agent for the purpose not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote, and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before the meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall (if so requested by the Issuer) be deposited with the Issuer before the start of the meeting or adjourned meeting but the Issuer shall not as a result be obliged to investigate or be concerned with the validity of or the authority of the proxies named in the block voting instruction.

(B)	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the instructions of the relevant Noteholder or the relevant clearing system (as the case may be) pursuant to which it was executed provided that no indication in writing of any revocation or amendment has been received from the relevant Paying Agent by the Issuer at its registered office by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

CONVENING OF MEETINGS, QUORUM, ADJOURNED MEETINGS

4.	The Issuer may at any time and, if required in writing by Noteholders holding not less than ten per cent. in nominal amount of the Notes for the time being outstanding, shall convene a meeting of the Noteholders and if the Issuer fails for a period of seven days to convene the meeting the meeting may be convened by the relevant Noteholders. Whenever the Issuer is about to convene any meeting it shall immediately give notice in writing to the Fiscal Agent of the day, time and place of the meeting and of the nature of the business to be transacted at the meeting. Every meeting shall be held at a time and place approved by the Fiscal Agent.

5.	At least 21 clear days’ notice specifying the place, day and hour of the meeting shall be given to the Noteholders in the manner provided in Condition 11. The notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting and, in the case of an Extraordinary Resolution only, shall specify the terms of the Extraordinary Resolution to be proposed. The notice shall include statements as to the manner in which Noteholders may arrange for voting certificates or block voting instructions to be issued. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer).

6.	The person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at each meeting but if no nomination is made or if at any meeting the person nominated is not present within 15 minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

7.	At any meeting one or more Eligible Persons present and holding or representing in the aggregate not less than five per cent. in principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the required quorum is present at the commencement of business. The quorum at any meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more Eligible Persons present and holding or representing in the aggregate more than 50 per cent. in principal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution):

(a)	modification of the maturity date of the Notes or reduction or cancellation of the principal amount payable at maturity; or

(b)	reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes or variation of the method of calculating the rate of interest in respect of the Notes; or

(c)	modification of the currency in which payments under the Notes are to be made; or

(d)	modification of the majority required to pass an Extraordinary Resolution; or

(e)	the sanctioning of any scheme or proposal described in paragraph 19(f); or

(f)	alteration of this proviso or the proviso to paragraph 8 below,

the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding.

8.	If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened by Noteholders be dissolved. In any other case it shall be adjourned to the same day in the next week (or if that day is a public holiday the next following business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall be adjourned for a period being not less than eight clear days nor more than 42 clear days and at a place appointed by the Chairman and approved by the Agent). If within 15 minutes (or a longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either dissolve the meeting or adjourn it for a period, being not less than eight clear days (but without any maximum number of clear days) and to a place as may be appointed by the Chairman (either at or after the adjourned meeting) and approved by the Fiscal Agent, and the provisions of this sentence shall apply to all further adjourned meetings.

9.	At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the required quorum been present provided that at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 7 the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one-third in principal amount of the Notes for the time being outstanding.

10.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if seven were substituted for 21 in paragraph 5 and the notice shall state the relevant quorum. Subject to this it shall not be necessary to give any notice of an adjourned meeting.

CONDUCT OF BUSINESS AT MEETINGS

11.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in the case of an equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as an Eligible Person.

12.	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or the Issuer or by any Eligible Person present (whatever the principal amount of the Notes held by him), a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

13.	Subject to paragraph 15, if at any meeting a poll is demanded it shall be taken in the manner and, subject as provided below, either at once or after an adjournment as the Chairman may direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

14.	The Chairman may, with the consent of (and shall if directed by) any meeting, adjourn the meeting from time to time and from place to place. No business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

15.	Any poll demanded at any meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

16.

Any director or officer of the Issuer and its lawyers and financial advisers may attend and speak at any meeting. Subject to this, but without prejudice to the proviso to the definition of outstanding in clause 2 of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requiring the convening of a meeting unless he is an Eligible Person. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of the Issuer or any Subsidiary of the Issuer. Nothing contained in this paragraph shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer.

17.	Subject as provided in paragraph 16, at any meeting:

(a)	on a show of hands every Eligible Person present shall have one vote; and

(b)	on a poll every Eligible Person present shall have one vote in respect of each €50,000, or such other amount as the Fiscal Agent shall in its absolute discretion specify in principal amount of Notes in respect of which he is an Eligible Person.

Without prejudice to the obligations of the proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

18.	The proxies named in any block voting instruction need not be Noteholders.

19.	A meeting of the Noteholders shall in addition to the powers set out above have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 7 and 9), namely:

(a)	power to approve any compromise or arrangement proposed to be made between the Issuer and the Noteholders and Couponholders or any of them;

(b)	power to approve any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders and Couponholders against the Issuer or against any of its property whether these rights arise under this Agreement, the Notes or the Coupons or otherwise;

(c)	power to agree to any modification of the provisions contained in this Agreement or the Conditions, the Notes which is proposed by the Issuer;

(d)	power to give any authority or approval which under the provisions of this Schedule or the Notes is required to be given by Extraordinary Resolution;

(e)	power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon any committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

(f)	power to approve any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as stated above and partly for or into or in consideration of cash; and

(g)	power to approve the substitution of any entity in place of the Issuer (or any previous substitute) as the principal debtor in respect of the Notes and the Coupons.

20.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions of this Schedule shall be binding upon all the Noteholders whether present or not present at the meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect to the resolution accordingly and the passing of any resolution shall be conclusive evidence that the circumstances justify its passing. Notice of the result of voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 11 by the Issuer within 14 days of the result being known provided that non-publication shall not invalidate the resolution.

21.	The expression Extraordinary Resolution when used in this Schedule means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions of this Schedule by a majority consisting of not less than 75 per cent. of the persons voting on the resolution upon a show of hands or, if a poll was duly demanded, by a majority consisting of not less than 75 per cent. of the votes given on the poll or (b) a resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in similar form each signed by or on behalf of one or more of the Noteholders.

22.	Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any minutes signed by the Chairman of the meeting at which any resolution was passed or proceedings had shall be conclusive evidence of the matters contained in them and, until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had at the meeting to have been duly passed or had.

23.	Subject to all other provisions contained in this Schedule, the Fiscal Agent may without the consent of the Issuer, the Noteholders or the Couponholders prescribe any other regulations regarding the calling and/or the holding of meetings of Noteholders and attendance and voting at them as the Fiscal Agent may in its sole discretion think fit (including, without limitation, the substitution for periods of 24 hours and 48 hours referred to in this Schedule of shorter periods). Any regulations prescribed by the Fiscal Agent may but need not reflect the practices and facilities of any relevant clearing system. Notice of any other regulations may be given to Noteholders in accordance with Condition 11 and/or at the time of service of any notice convening a meeting.

SCHEDULE 3

ADDITIONAL DUTIES OF THE AGENT

The Fiscal Agent and the Issuer will comply with the following provisions:

1.	The Fiscal Agent will inform each of Euroclear and Clearstream, Luxembourg (the ICSDs), through the common service provider appointed by the ICSDs to service the Notes (the CSP), of the initial issue outstanding amount (IOA) for the Notes on or prior to the Closing Date.

2.	If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Fiscal Agent will (to the extent known to it), as soon as reasonably practicable, provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of the Notes remains at all times accurate.

3.	The Fiscal Agent will at least monthly reconcile its record of the IOA of the Notes with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for the Notes and will, as soon as reasonably practicable, inform the ICSDs (through the CSP) of any discrepancies.

4.	The Fiscal Agent will, as soon as reasonably practicable, assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of the Notes.

5.	The Fiscal Agent will, as soon as reasonably practicable, provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.	The Fiscal Agent will (to the extent known to it), as soon as reasonably practicable, provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.	The Fiscal Agent will (to the extent known to it), as soon as reasonably practicable, provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8.	The Fiscal Agent will, as soon as reasonably practicable, pass on to the Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

9.	The Fiscal Agent will (to the extent known to it), as soon as reasonably practicable, notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment or delivery due under the Notes when due.

SIGNATORIES

NYSE EURONEXT

By:	PHILIPPE MATSUMOTO

CITIBANK, N.A., LONDON BRANCH

By:	PETER LARSON

DEXIA BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME

By:	BIAGIO GRASSO

By:	DANIEL SCHAMMO

ABN AMRO BANK N.V.

By:	ANA HELENA FRANCO

By:	BERT SEINEN